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                                                                     EXHIBIT 4.3


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                                                                  EXECUTION COPY









                                WARRANT AGREEMENT

                                     BETWEEN

                                 EOTT ENERGY LLC

                                       AND

                          EQUISERVE TRUST COMPANY, N.A.

                                       AND

                                 EQUISERVE, INC.





                                  MARCH 1, 2003








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                                TABLE OF CONTENTS

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
                                                                                                               Page
                                                                                                                No.
                                                                                                               ----
Section 1.        Appointment of Warrant Agent....................................................................1
Section 2.        Form of Warrant Certificates....................................................................1
Section 3.        Issuance, Countersignature and Registration.....................................................2
Section 4.        Transfer, Split Up, Combination and Exchange of Warrant Certificates;
                  Mutilated, Destroyed, Lost or Stolen Warrant Certificates.......................................2
Section 5.        Subsequent Issue of Warrant Certificates........................................................3
Section 6.        Exercise of Warrants; Exercise Price............................................................3
Section 7.        Cancellation and Destruction of Warrant Certificates............................................4
Section 8.        Availability of Common Units....................................................................4
Section 9.        Common Unit Record Date.........................................................................5
Section 10.       Adjustment of Exercise Price, Number of Common Units or Number
                  of Warrants.....................................................................................5
Section 11.       Certification of Adjusted Exercise Price and Number of Common
                  Units Issuable..................................................................................8
Section 12.       Consolidation, Merger or Sale of Assets.........................................................8
Section 13.       Fractional Warrants and Fractional Common Units.................................................8
Section 14.       Right of Action.................................................................................9
Section 15.       Agreement of Warrant Certificate Holders........................................................9
Section 16.       Concerning the Warrant Agent...................................................................10
Section 17.       Merger or Consolidation or Change of Name of Warrant Agent.....................................11
Section 18.       Duties of Warrant Agent........................................................................11
Section 19.       Change of Warrant Agent........................................................................13
Section 20.       Definitions....................................................................................13
Section 21.       Notice of Proposed Actions.....................................................................15
Section 22.       Notices........................................................................................15
Section 23.       Supplements and Amendments.....................................................................16
Section 24.       Successors.....................................................................................16
Section 25.       Benefits of This Agreement.....................................................................16
Section 26.       Governing Law..................................................................................17
Section 27.       Counterparts...................................................................................17
Section 28.       Inspection.....................................................................................17
Section 29.       Descriptive Headings...........................................................................17



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                                WARRANT AGREEMENT

         This Agreement ("AGREEMENT"), dated as of March 1, 2003, is made between EOTT Energy LLC, a Delaware limited liability company (the "COMPANY"), and EquiServe, Inc., a Delaware corporation, and its fully owned subsidiary EquiServe Trust Company, N.A., a federally chartered trust company (collectively, the "WARRANT AGENT" or individually "EQI" and the "TRUST COMPANY" respectively):

         On October 8, 2002, the EOTT Energy Partners, L.P. ("EOTT ENERGY") and certain subsidiaries of EOTT Energy filed the Bankruptcy Case (as hereinafter defined) under chapter 11 of the Bankruptcy Code (has hereinafter defined).

         Pursuant to the Joint Chapter 11 Plan filed by EOTT Energy and such subsidiaries ("PLAN OF REORGANIZATION") and confirmed in connection with the Bankruptcy Case, the former holders of common units issued by EOTT Energy became entitled to receive, among other things, the Warrants issued under this Warrant Agreement.

         The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates and other matters as provided herein.

         The Company has duly authorized the issuance of the Warrants under the Plan of Reorganization and the execution and delivery of this Warrant Agreement.

         All things necessary have been done on the part of the Company to make the Warrants, when issued and executed by the Company and authenticated and delivered by the Warrant Agent as herein provided, the valid obligations of the Company, in accordance with their respective terms.

         Capitalized terms used herein and not otherwise defined shall have the meanings, if any, given to such terms in Section 20 hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such co-warrant agents as it may deem necessary or desirable.

         SECTION 2. FORM OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form of Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends (including, without limitation, a legend referring to restrictions on resale by statutory underwriters), summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or securities trading system on which the Warrants may from time to time be listed or traded. The Company shall furnish to Warrant Agent, in writing, any such legend or endorsement. Each Warrant Certificate shall be dated as of the date on which countersigned by the Warrant Agent, either upon initial issuance or upon transfer or exchange. Each Warrant shall entitle the




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Holder thereof to purchase one Common Unit, subject to adjustment and at the
Exercise Price set forth herein, and subject to the other terms and conditions set forth herein.

         SECTION 3. ISSUANCE, COUNTERSIGNATURE AND REGISTRATION. The Warrants shall originally be issued as of the Effective Date, subject to the terms and conditions specified in the Plan, or at such other time or times as may be provided in the Plan. The Warrant Agent shall, upon the Company's written instructions, issue, countersign and deliver Warrant Certificates to, or on written order of, the Company. The Warrant Certificates shall have been executed on behalf of the Company by the Chief Executive Officer, President or a Vice President, by facsimile signature, and shall be attested to by its Secretary or an Assistant Secretary by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the Person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such Person was not such an officer. Each Warrant Certificate shall when countersigned by the Warrant Agent entitle the Holder thereof to exercise the rights as the Holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

         The Warrant Agent will maintain a Warrant register for registration and transfer of the Warrant Certificates issued hereunder. Such Warrant register shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of issuance of each of the Warrant Certificates.

         Notwithstanding any other provision of this Agreement, the Warrant Agent shall comply with all applicable requirements and rules of each securities exchange or securities trading system on which the Company shall determine to list or trade the Warrants in connection with the listing or trading of the Warrants on each such exchange. The Company shall advise the Warrant Agent of each securities exchange or securities trading system on which listing is effected.

         SECTION 4. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. Subject to the provisions of Section 13 hereof, any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder to purchase a like number of Common Units as the Warrant Certificate or Warrant Certificates surrendered then entitled him to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent or at its facility retained for such purpose at EquiServe Trust Company N.A., c/o EOTT Energy LLC, Transfer Operations, 150 Royal Street, Canton, MA 02021 (781) 575-2726. Thereupon, the Company shall have such other Warrant Certificate or Warrant Certificates signed as provided in
Section 3 and the Warrant Agent shall countersign and deliver to the Person entitled thereto such Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment by the Holder of the Warrant of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates.

         Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of



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indemnity or security reasonably satisfactory to them (including with respect to the amount of such indemnity or security), and reimbursement by the Holder of the Warrant to the Company and the Warrant Agent of all expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor and for a like aggregate number of Warrants to the Warrant Agent for countersignature and delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. Applicants for substitute Warrants shall also comply with such other regulations and pay such other charges (including, without limitation, tax and/or governmental charges) as the Company may prescribe. Every new Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen, or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         SECTION 5. SUBSEQUENT ISSUE OF WARRANT CERTIFICATES. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 4 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 4 hereof, and (c) Warrant Certificates issued pursuant to
Section 6 hereof upon the partial exercise of any Warrant to evidence the unexercised portion of such Warrant. Except as expressly provided herein, nothing contained in this Agreement shall prohibit or limit the Company from issuing from time to time additional options, warrants or other derivative securities representing the right to purchase Common Units.

         SECTION 6. EXERCISE OF WARRANTS; EXERCISE PRICE.

         (a) The Holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part after the Initial Exercise Date during normal business hours on any business day upon surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed to the Warrant Agent at its facility maintained for such purpose at EquiServe Trust Company N.A., c/o EOTT ENERGY LLC, Corporate Actions, 150 Royal Street, Canton, MA 02021, (781)575-2726 or at the principal office of the Warrant Agent, if then different, together with payment of the Exercise Price for each Common Unit as to which the Warrants are exercised, at or prior to 5:00 p.m. (New York time) on the Expiration Date. On the Expiration Date, all unexercised Warrants shall automatically terminate and cease to be of any further force or effect, and all rights under any outstanding Warrant Certificates shall cease.

         (b) The Exercise Price for each Common Unit pursuant to the exercise of a Warrant shall be $12.50 per Common Unit. The Exercise Price shall be subject to adjustment as provided in Section 10 hereof and shall be payable only in the consideration specified in paragraph (c) immediately below.

         (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment, in cash, or by certified check, bank draft or postal or express money order payable to the order of the Company, of the Exercise Price for the Common Units to be purchased and an amount equal to any applicable transfer tax, the Warrant Agent shall thereupon promptly: (i) demand from the transfer agent of the Common Units of the Company certificates for the number of whole Common Units to be purchased and the Company hereby authorizes its transfer agent to comply with such requests, (ii) when appropriate, demand from the Company the amount of cash to be paid in lieu of issuance of fractional Common Units, and (iii) after receipt of such certificates cause the same to be delivered to or upon the order of the Holder of such Warrant Certificate, registered in such name or



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names as may be designated by such Holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the Holder of such Warrant Certificate. Each exercise of any Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which the Warrant Certificate representing such Warrant, a duly executed election to purchase and payment of the Exercise Price shall have been delivered as provided in this Section 6, and at such time the Holder in whose name the certificate for the Common Units shall be issuable upon such exercise shall be deemed to have become the Holder of record thereof.

         (d) In case the Holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the Holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

         (e) Nothing herein shall be deemed to restrict the Company from purchasing or otherwise acquiring Warrants at such times, in such manner and for such consideration as it may deem appropriate.

         (f) Notwithstanding any of the provisions of this Agreement or of the Warrant Certificates to the contrary, the Company may, at its option, issue replacement Warrant Certificates evidencing Warrants in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Exercise Price per Common Unit and the number or kind or class of Company securities or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

         (g) Notwithstanding any of the provisions of this Agreement or the Warrant Certificates to the contrary, if any applicable law or any rule, regulation or order of the Securities and Exchange Commission or other governmental entity having jurisdiction requires the registration of the Common Units or other securities to be issued upon exercise of a Warrant, (i) the Warrant shall not be exercisable until the registration of such Common Units or other securities is effected and (ii) the Company shall use commercially reasonable efforts to effect a registration statement covering such Common Units or other securities as soon as reasonably practicable.

         SECTION 7. CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES. All Warrant Certificates surrendered for the purpose of exercise (in whole or in part), exchange, transfer, split up, combination or substitution if mutilated shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in cancelled form, or if surrendered to the Warrant Agent shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. If the Company purchases or acquires Warrants and if the Company so chooses, the Company may deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, the Warrant Certificates evidencing said Warrants. The Warrant Agent shall retain all cancelled Warrant Certificates for a period of one year and return the cancelled certificates to the Company.

         SECTION 8. AVAILABILITY OF COMMON UNITS. The Company covenants and agrees that it will cause to be kept available for issuance the number of Common Units that will be sufficient to permit the exercise in full of all outstanding Warrants.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Units delivered upon the exercise of Warrants shall, at the time of delivery of the certificates for such Common Units (subject to payment of the Exercise Price and compliance with all other provisions of this Agreement), be duly and validly authorized and issued and fully paid and nonassessable Common Units.



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         The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of Common Units issuable upon the exercise of any Warrant. The Company shall not be required to pay tax or other charge imposed in connection with any transfer involved in the issuance of any certificate evidencing the Common Units issuable upon exercise of the Warrants in any name other than that of the Holder of the Warrant Certificate evidencing such Warrants and in such case the Warrant Agent and the Company shall not be required to issue any certificates for Common Units or pay any cash until such tax or other change has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.

         SECTION 9. COMMON UNIT RECORD DATE. Each Person in whose name any certificate for Common Units is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Units represented thereby, and such certificates shall be dated as of the exercise date, which is the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if such exercise date is a date upon which the Common Unit transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Common Units on, and such certificate shall be dated, the next succeeding business day on which the Common Unit transfer books of the Company are open.

         Prior to the exercise of any Warrant, no Holder of a Warrant Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of Common Units or of any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained in this Agreement be construed to confer upon the Holder thereof, as such, any of the rights of a holder of the Common Units of the Company or any right to vote upon any matter submitted to holders of the Common Units at any meeting thereof, or to give or withhold consent to any Company action (whether upon any recapitalization, issuance of Common Units, reclassification of Units, consolidation, merger, conveyance, or otherwise) or, except as provided in this Agreement, to receive notice of meetings, or to receive dividends or distributions or subscription rights or otherwise, until the Warrant or Warrants evidenced by the Warrant Certificate shall have been exercised as provided in this Agreement.

         SECTION 10. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF COMMON UNITS OR NUMBER OF WARRANTS. The Exercise Price, the number of Common Units covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

                  (a) In case the Company shall at any time after the date of this Agreement (i) pay dividends or distributions on the Common Units in Common Units, (ii) subdivide or split up the outstanding Common Units into a greater number of Common Units, (iii) combine or effect a reverse split of the outstanding Common Units into a smaller number of Common Units, or (iv) issue any Common Units in a reclassification of the Common Units (other than in a transaction covered by Section 12), the Exercise Price in effect at the time immediately prior to such dividend, distribution, issuance, subdivision, split up, reverse split, or combination, and the number of and kind of Common Units issuable at such time upon exercise of the Warrants shall be proportionately adjusted so that the Holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of Common Units which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split up, reverse split, combination, or issuance, subject to the provisions of Section 10(e) hereof. Such adjustment shall be made successively whenever any event listed above shall occur.



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                  (b) In case the Company shall distribute rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into Common Units), other than any transaction covered by Section 10(a) or Permitted Issuances, at a price per Common Unit (or having a conversion price per Common Unit, if a security convertible into Common Units) less than ninety percent (90%) of the Current Market Price per Common Unit on the date of such distribution, then the Exercise Price to be in effect after such distribution shall be determined by multiplying the Exercise Price immediately prior to such distribution by a fraction, of which the numerator shall be the number of Common Units outstanding immediately prior to such distribution plus the number of Common Units which the aggregate offering price of the total number of Common Units so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of Common Units outstanding immediately prior to such distribution plus the number of additional Common Units so to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent. Common Units owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a distribution occurs, subject to Section 10(d) hereof. No further adjustments of the Exercise Price shall be made upon the actual issuance of Common Units upon exercise of such rights, options or warrants (or the conversion of such convertible securities); provided, however, that in the event any such rights, options or warrants are not exercised (or, in the case of convertible securities, are not converted) prior to the respective expiration dates thereof, then, on each such expiration date, the Exercise Price shall be readjusted to reverse the adjustment made pursuant to this Section 10(b) in respect of such number(s) of rights, options or warrants that were not exercised (or, in the case of convertible securities, were not converted) prior to such expiration date. Notwithstanding anything to the contrary set forth in this Section 10(b), in the event the Company shall distribute any rights, options or warrants to subscribe for or purchase Common Units or any securities convertible into Common Units (other than Permitted Issuances or any transaction covered by Section 10(a)) pursuant to any so-called "poison pill" or shareholders' rights or similar plan or agreement, the distribution of separate certificates representing such rights, options or warrants subsequent to their initial distribution shall be deemed to be the distribution thereof for purposes of this Section 10(b); provided that the Company may, in lieu of making any adjustment pursuant to this Section 10(b) upon such a distribution of separate certificates, make proper provision so that each Holder of Warrants who exercises such Warrants (or any portion thereof) (i) after such initial distribution but before such distribution of separate certificates shall be entitled to receive upon such exercise Common Units issued with such rights, options or warrants and (ii) after such distribution of separate certificates and prior to the expiration, redemption or termination of such rights, options or warrants shall be entitled to receive upon such exercise, in addition to the Common Units issuable upon such exercise, the same number of such rights, options or warrants as would have accompanied such Common Units had such Warrants been exercised immediately prior to such distribution of separate certificates.

                  (c) In case the Company shall distribute to all holders of Common Units evidences of indebtedness, assets or rights, options or warrants to subscribe for or purchase any evidences of indebtedness, rights, options, warrants or assets (other than Permitted Issuances, cash distributions and those distributions referred to in Sections 10(a) and 10(b) hereof), the Exercise Price to be in effect after such distribution shall be determined by multiplying the Exercise Price



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         in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Current Market Price per Common Unit on the date of such distribution, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets, evidences of indebtedness, rights, options or warrants so to be distributed, applicable to one Common Unit, and of which the denominator shall be such Current Market Price per Common Unit. Such adjustments shall be made successively whenever such a distribution occurs, subject to
         Section 10(d) hereof.

                  (d) No adjustment in the Exercise Price shall be required unless such adjustment, together with any amount being carried forward as hereinafter provided, would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a Common Unit, as the case may be. Notwithstanding the first sentence of this Section 10(d), any adjustment required by this Section 10 shall be made no later than the expiration of the right to exercise any Warrant.

                  (e) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a) hereof, the Holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Company other than Common Units, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Units contained in Section 10(a) through (c) hereof, inclusive, and the provision of this Agreement with respect to the Common Units shall apply on like terms to any such other securities.

                  (f) Irrespective of any adjustments in the Exercise Price or the number of Common Units issuable upon the exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the Exercise Price and the number of Common Units as are stated in the Warrant Certificates issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of Common Units specified thereon shall be deemed to have been so adjusted.

                  (g) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(b) or 10(c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter be deemed to evidence the right to purchase, at the adjusted Exercise Price, that number of Common Units (calculated to the nearest one-hundredth) obtained by (i) multiplying the number of Common Units covered by a Warrant immediately prior to this adjustment of the number of Common Units by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (h) Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments required by this Section 10, as it in its sole discretion shall determine to be advisable in order that the following action shall not be taxable to the holders of Common Units: (i) any consolidation or subdivision of the Common Units, (ii) issuance to such holders of Common Units wholly for cash of any Common Units at less than the Current Market Price,
         (iii) issuance to such holders of Common Units wholly for cash of Common Units or securities which by their terms are convertible into or exchangeable for Common Units, (iv) any Common Unit distribution to such



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         holders of Common Units or (v) issuance to such holders of Common Units of rights, options or warrants referred to hereinabove in this Section 10.

         SECTION 11. CERTIFICATION OF ADJUSTED EXERCISE PRICE AND NUMBER OF COMMON UNITS ISSUABLE. Whenever the Exercise Price and the number of Common Units issuable upon the exercise of each Warrant are adjusted as provided in
Section 10 above, the Company shall (a) promptly file with the Warrant Agent and with the transfer agent for the Common Units a copy of a certificate setting forth the Exercise Price as so adjusted, the number of Common Units issuable upon the exercise of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, and (b) mail a brief summary thereof to each Holder of a Warrant Certificate at the time of such mailing. At the Company's request, the Warrant Agent shall give such notice under paragraph (b) in the preceding sentence in the Company's name and at its expense. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any action referred to in Section 10 hereof. If the Company shall take a record of the holders of its Common Units for the purpose of entitling them to receive a dividend or distribution, and shall thereafter, and before the distribution to the holders of the Common Units thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of the Common Units purchasable upon exercise of the Warrants or in the Exercise Price then in effect shall be required by reason of the taking of such record and, as to any Warrants that remain outstanding, any adjustment previously made in respect thereof shall be rescinded and annulled.

         SECTION 12. CONSOLIDATION, MERGER OR SALE OF ASSETS. If (i) the Company shall at any time reorganize, consolidate with or merge with or into another Entity and (ii) the Common Units are exchanged, cancelled or reclassified in connection with such transaction, the Holder of any outstanding Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities, property or cash to which the holder of the number of Common Units deliverable upon the exercise of such Warrants immediately prior to such transaction would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such reorganization, consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. Prior to or simultaneously with such transaction, the Company or the successor Entity, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing. A sale or lease of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization, consolidation or merger for the purpose of clause (i) of the first sentence of this Section 12. The provisions of this Section 12 shall similarly apply to successive reorganizations, mergers or consolidations or sales or other transfers.

         SECTION 13. FRACTIONAL WARRANTS AND FRACTIONAL COMMON UNITS.

         (a) The Company shall not be required to issue Warrant Certificates which evidence Warrants to purchase fractional Common Units. If the Company so elects, in lieu of such fractional Warrants, there shall be paid to the Holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a Warrant to purchase a whole Common Unit. For the purpose of this Section 13(a), the current market value of a Warrant to purchase a whole Common Unit shall be the closing price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable, or if the Warrants are then neither publicly traded on any established securities market nor quoted on any recognized system, the value determined in good faith by the Board of Directors of the Company in its discretion (which determination shall be conclusive). The closing price for any date shall be determined as provided in the definition of "Current Market Price" in Section 20 hereof, the references to Common Units therein being deemed references to Warrants.

         (b) Notwithstanding an adjustment pursuant to Section 10(a) or 10(g) hereof in the number of Common Units covered by a Warrant, the Company shall not be required to issue fractions of Common Units upon exercise of the Warrants or to distribute certificates which evidence fractional Common Units. In lieu of fractional Common Units, at the Company's election, there shall be paid to the Holders of Warrants at the time such Warrants are exercised as herein provided an amount of cash equal to the same fraction of the current market value of a Common Unit. If more than one Warrant Certificate shall be surrendered for exercise of the Warrants represented thereby at any one time by the same Holder, the number of Common Units which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of Common Units issuable on such exercise. For purposes of this Section 13(b), the current market value of a Common Unit shall be determined as provided in the definition of "Current Market Price" in Section 20 hereof) for the trading day immediately prior to the date of such exercise.

         (c) The Holder of a Warrant, by the acceptance of the Warrant, expressly waives any right to receive any fractional Warrant or any fractional Common Unit upon exercise of a Warrant.

         SECTION 14. RIGHT OF ACTION. All rights of action in respect of this Agreement are vested in the respective Holders of the Warrant Certificates; provided, however, that no Holder of any Warrant Certificate shall have the right to enforce, institute or maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the Warrants evidenced by such Warrant Certificate, unless (a) such Holder shall have previously given written notice to the Company of the substance of such dispute, and Holders of at least twenty-five percent of the then outstanding Warrants shall have given written notice to the Company of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such Holders shall have been provided by the Company to the Warrant Agent, and (c) the Warrant Agent shall not have instituted appropriate proceedings with respect to such dispute within thirty (30) days following the date of such written notice to the Warrant Agent, it being understood and intended that no one or more Holders of Warrant Certificates shall have the right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Warrant Certificates, or to obtain or to seek to obtain priority in preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided for the equal and ratable benefit of all Holders of Warrant Certificates. Except as provided in this Section 14, no Holder of a Warrant Certificate shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Warrants.

         SECTION 15. AGREEMENT OF WARRANT CERTIFICATE HOLDERS. Every Holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other Holder of a Warrant Certificate that:

                  (a) the Warrant Certificates are transferable only on the Warrant register of the Warrant Agent and if surrendered at the principal office of the Warrant Agent or at its facility retained for such purpose at EquiServe Trust Company N.A., c/o EOTT Energy LLC, Transfer Operations, 150 Royal Street, Canton, MA, 02021,
         (781)575-2726, duly endorsed or accompanied by an instrument of transfer in form and substance satisfactory to the Company and the Warrant Agent;

                  (b) the Company and the Warrant Agent may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner in fact thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary;

                  (c) except as provided in Section 14, no Holder of a Warrant Certificate shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Warrants; and

                  (d) the Warrant Agent is solely the agent of the Company hereunder.

         SECTION 16. CONCERNING THE WARRANT AGENT. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and Warrant Agent may agree from time to time, and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, claim, liability, or expense, incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or liability arising out of or resulting from the acceptance and administration of this Agreement or in connection with the exercise or performance of any of its powers or duties hereunder.

         The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for Common Units or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

         The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Common Units through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, promptly deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the Common Units as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's principal office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's principal office.

         SECTION 17. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 19 hereof. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates countersigned; and in case at the time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 18. DUTIES OF WARRANT AGENT. The Warrant Agent accepts the agency established by this Agreement and agrees to perform the specific duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                  (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

                  (b) Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate signed by the President or a Vice President of the Company and delivered to the Warrant Agent; and such certificate, in the absence of bad faith on the part of the Warrant Agent, shall be full authorization to the Warrant Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

                  (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except such as describe the Warrant Agent and its countersignature thereof or any action taken by the Warrant Agent) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Warrant Agent shall not be under any responsibility in respect of and makes no representation as to the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except for its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Units to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Units will, when issued be validly authorized and issued, fully paid and nonassessable.

                  (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President or a Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement, so long as such Persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal Entity.

                  (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees); provided, that due care has been exercised in the appointment and continued employment thereof.

                  (i) The Warrant Agent shall act solely as the agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein and except for its own gross negligence, bath faith or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof.

                  (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or the kind and amount of Common Units or other securities or any property receivable by Holders of Warrant Certificates upon the exercise of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculations.

                  (k) The Warrant Agent shall not be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates.

                  (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

                  (m) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments or assurances as may be reasonably required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

         SECTION 19. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties after 30 days' prior notice in writing is mailed to the Company by registered or certified mail, return receipt requested, and to the Holders of the Warrant Certificates by first-class mail at the expense of the Company, upon (but only upon) a duly appointed successor Warrant Agent or interim Warrant Agent having been appointed and having accepted such appointment in writing as provided hereinafter. The Company may remove the Warrant Agent or any successor Warrant Agent after 30 days' prior notice in writing is mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the transfer agent of the Common Units by registered or certified mail, return receipt requested, and to the Holders of the Warrant Certificates by first-class mail, upon (but only upon) a duly appointed successor Warrant Agent or interim Warrant Agent having been appointed and having accepted such appointment in writing as provided hereinafter. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall promptly appoint a successor to the Warrant Agent, which the Company may designate as an interim Warrant Agent. If the Company appoints an interim Warrant Agent, the Company shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Company shall fail to make such appointment of a permanent successor within a period of 30 days after such removal or within 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Warrant Agent or Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. No later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and the transfer agent of the Common Units, and mail a notice thereof in writing to the Holders of the Warrant Certificates. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         SECTION 20. DEFINITIONS. In this Agreement, the following terms shall have the meanings set forth below:

         "AGREEMENT" (shall have the same meaning given it in the first paragraph of this Agreement.)

         "COMMON UNITS" shall mean the Common Units of the Company (as defined in the Limited Liability Company Agreement), as constituted on the Effective Date.

         "COMPANY" (shall have the same meaning given it in the first paragraph of this Agreement.)

         "CURRENT MARKET PRICE" of a Common Unit on any date shall be deemed to be the average of the daily closing prices per Common Unit for the 20 consecutive trading days immediately preceding such date, or if the Common Units is then neither publicly traded on any established securities market nor quoted in any recognized system, the value determined in good faith by the Board of Directors of the Company in its discretion (which determination shall be conclusive). The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, on the principal national securities exchange on which the Common Units are listed or admitted to trading or on the Nasdaq National Market or SmallCap, or if the Common Units are not listed or admitted to trading on any national securities exchange or on the Nasdaq National Market or SmallCap, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD; provided, that if the NASD is not engaged at the time in the business of furnishing such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the NASD selected by the Company.

         "EFFECTIVE DATE" shall mean March 1, 2003.

         "ENTITY" shall mean any Person other than an individual or sole proprietorship.

         "EOTT ENERGY" (shall have the same meaning given it in the second paragraph of this Agreement.)

         "EXERCISE PRICE" shall mean at any date the price on such date pursuant to this Agreement at which the Holder of a Warrant may purchase a Common Unit upon exercise of the Warrant pursuant to this Agreement.

         "EXPIRATION DATE" shall the fifth anniversary of the Effective Date.

         "HOLDER" shall mean the Person in whose name a Warrant is registered in the Warrant register of the Company maintained by or on behalf of the Company for such purpose.

         "INITIAL EXERCISE DATE" means June 30, 2003.

         "LIMITED LIABILITY COMPANY AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "PERMITTED ISSUANCES" shall mean (i) the issuance of the Warrants, (ii) the issuance of warrants, rights or options or grants to the Company's management, directors or other employees, or consultants, for the purchase or grant of Common Units pursuant to the Plan or any employee benefit or option plan of the Company, and (iii) the issuance of Common Units upon exercise of the warrants and options referred to in clauses (i) and (ii).

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "PLAN OR PLAN OF REORGANIZATION" shall have the meaning given it in the second paragraph of this Agreement.

         "WARRANT" means the warrants to purchase Common Units to be issued pursuant to this Agreement.

         "WARRANT AGENT" shall have the meaning given it in the first paragraph of this Agreement.

         "WARRANT CERTIFICATE" shall mean any certificate substantially in the form attached as Exhibit A hereto representing a Warrant, and shall include all Warrants issued upon transfer, split-up, combination or exchange of any thereof.

         SECTION 21. NOTICE OF PROPOSED ACTIONS. In case the Company shall propose (a) to pay any dividend or distribution payable in Common Units to the holders of its Common Units or to make any other dividend or distribution to the holders of its Common Units (other than Permitted Issuances, cash distributions or cash distribution payable out of consolidated earnings or earned or capital surplus, or (b) to offer to the holders of the Common Units rights, options or warrants to subscribe for or to purchase any additional Common Units (or securities convertible into Common Units), or (c) to effect any reclassification of its Common Units (other than reclassification involving only the subdivision, split up, reverse split, or combination of outstanding Common Units), or (d) to effect any reorganization, consolidation, merger or sale, or lease of all or substantially all of the property, assets or business of the Company, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder of a Warrant, in accordance with Section 22 hereof, a notice of such proposed action, which shall specify
(i) the record date for the purposes of such Common Unit distribution or distribution of rights or warrants, or (ii) the date on which such reorganization, reclassification, split up, reverse split, consolidation, merger, sale, lease, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Units, if any such date is to be fixed; and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Units for purposes of such action, and in the case of any action covered by clause (c), (d) or (e) above, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Units, whichever shall be the earlier. At the Company's request, the Warrant Agent shall give such notice in the Company's name and at its expense. The failure to give notice required by this Section 21 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         SECTION 22. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, return receipt requested, addressed (until another address is filed in writing with the Warrant Agent) as follows:

         EOTT Energy LLC
         2000 West Sam Houston Parkway South
         Suite 400
         Houston, Texas 77002

Subject to the provisions of Section 19, any notice or demand authorized by this Agreement to be given or made by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, return receipt requested, addressed (until another address is filed in writing with the Company) as follows:

         EquiServe Trust Company N.A.
         c/o EquiServe, Inc.
         150 Royal Street
         Canton, MA 02021
         Telecopy No. (781) 575-4210
         Attn:  General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the Holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant register of the Company maintained by the Warrant Agent pursuant to Section 3 hereof.

         SECTION 23. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Warrant Certificates.

         The provisions of this Agreement may otherwise from time to time be supplemented or amended by written agreement of the parties hereto and the Holders of the outstanding Warrants, subject to the limitations provided in the balance of this paragraph and elsewhere in this Agreement. The Holders of at least a majority of the then outstanding Warrants, excluding Warrants held by the Company, may, on behalf of all of the Holders of then outstanding Warrants, act to amend or supplement this Agreement in any respect, which Agreement as so amended or supplemented shall be binding on and shall inure to the benefit of all Holders of the then outstanding Warrants, provided that no change in the number or nature of the Common Units purchasable on exercise of a Warrant, or the Exercise Price thereof, or the Expiration Date of any Warrant shall be made without the consent in writing of each Holder of a Warrant to be so affected, other than such changes as are permitted by this Warrant Agreement as originally executed. Upon execution and delivery of any amendment pursuant to this Section 23, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

         The Company shall mail notice to each Holder of a Warrant, in accordance with Section 22 hereof, of any amendment affecting the rights of the Warrant Holders effected pursuant to this Section 23, within 60 days of any such amendment.

         SECTION 24. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 25. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person or Entity other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

         SECTION 26. GOVERNING LAW. The laws of the State of Delaware shall govern this Agreement and each Warrant Certificate without regard to principles of conflicts of law.

         SECTION 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 28. INSPECTION. The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection of the Agreement by such Holder.

         SECTION 29. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                     EOTT ENERGY LLC.


                                     By: /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                     Attest:

                                     By: /s/ WALTER W. ZIMMERMAN
                                         ---------------------------------------
                                         Walter W. Zimmerman, Secretary


                                     EQUISERVE, INC.
                                     EQUISERVE TRUST COMPANY, N.A.

                                     On Behalf of both Entities

                                     By: /s/ THOMAS F. TIGHE
                                        ----------------------------------------
                                        Thomas F. Tighe

                                     Title: Managing Director
                                           -------------------------------------


                                     Attest:

                                     By: /s/ CARLOS J. CAPELLAN
                                        ----------------------------------------
                                        Carlos J. Capellan

                                     Title: Senior Accounting Manager
                                           -------------------------------------

                           Form of Warrant Certificate

No. ____                                                 ______________ Warrants


                    NOT EXERCISABLE AFTER THE EXPIRATION DATE

         THIS CERTIFIES THAT ___________________, or registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time after June 30, 2003, and at or prior to 5:00 p.m. (New York time) on the Expiration Date (hereinafter defined) at the principal office of _______________________, (the "WARRANT AGENT"), or at the Warrant Agent's facility designated for such purpose at ___________________________ or its successor as Warrant Agent, ___ fully and non-assessable Common Unit(s) of EOTT Energy LLC, a Delaware limited liability company (the "COMPANY"), at a cash purchase price (the "EXERCISE PRICE") equal to $12.50 per Common Unit.

         Valid exercise shall occur upon presentation and surrender of this Warrant Certificate with the Election to Purchase duly executed and accompanied by payment of the Exercise Price in the manner specified in the Warrant Agreement (hereinafter defined). The number of Warrants evidenced by this Warrant Certificate (and the number of Common Units which may be purchased upon exercise thereof) set forth above, and the Exercise Prices per Common Unit set forth above, are the number and Exercise Prices as of ________ __, 2003 (the "EFFECTIVE DATE"), based on the Common Units of the Company as constituted at such date, unless this Warrant Certificate is being issued after the Effective Date pursuant to any provision for such issuance contained in the Warrant Agreement, in which case such figures are based upon the Common Units of the Company as constituted at the time of such issuance.

         As provided in the Warrant Agreement, the Exercise Price, the number of Common Units which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate and the number of Warrants are, upon the happening of certain events, subject to modification and adjustment.

         The "EXPIRATION DATE" is defined in the Warrant Agreement as five years from the Effective Date.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of an agreement ("WARRANT AGREEMENT") between the Company and the Warrant Agent, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned principal office of the Warrant Agent. To the extent of any inconsistency between this Warrant Certificate and the Warrant Agreement, the terms and conditions of the Warrant Agreement shall govern.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent or at its facility designated for such purpose at ____________ may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of Common Units as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         At the option of the Company, no fractional Common Units will be issued upon the exercise of any Warrant or Warrants evidenced hereby nor will Warrants to purchase fractional Common Units be issued, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No Holder of this Warrant Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of Common Units or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Holder hereof, as such, any of the rights of a holder of the Common Units of the Company or any right to vote upon any matter submitted to holders of the Common Units at any meeting thereof, or to give or withhold consent to any Company action (whether upon any recapitalization, issuance of Units, reclassification of Units, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive distributions or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:  _____________


                                         EOTT ENERGY LLC



                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                         Attest:



                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------


                                         WARRANT AGENT:



                                         ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Its: Authorized Signature

         The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and to purchase the Common Units issuable upon the exercise of said Warrants, and requests that Certificates for such Common Units be issued and delivered as follows:


ISSUE TO:
              -------------------------------------------------------
              (Name)


              -------------------------------------------------------
              (Address, Including Zip Code)


              -------------------------------------------------------
              (Social Security or Tax ID Number)

DELIVER TO:
              -------------------------------------------------------
              (Name)

              at
                -----------------------------------------------------
              (Address, Including Zip Code)

         If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

DATED:                   ,
      ------------------- -----

Name of Warrant Holder or Assignee:

Address:

        ----------------------------------

        ----------------------------------


         In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $___________ by certified check or official bank check or money order payable in United States currency to the order of the Company.

Dated:
      --------------------

                  Signature:
                            ----------------------------------------------

         (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)
         PLEASE INSERT SECURITY OR TAX IDENTIFICATION
         NUMBER OF HOLDER


         --------------------------------------------

                                   ASSIGNMENT


         (To be signed only upon assignment of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _____________________________, ________ Warrant(s) represented by the within
Warrant Certificate and hereby irrevocably constitutes and appoints ______________________________________ Attorney to transfer said Warrant(s) on the books of the Company, with full power of substitution in the premises.


DATED:
      ----------------------------------------



      ----------------------------------------
      Signature of Holder


      Note: The above signature must correspond with the name as written on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED:


By:
    -----------------------------------------------------------------------

         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15